Exhibit 10.12

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Parties. This lease, dated, for reference purposes only July 1, 1986, is made by and between LARRY H. STRASBAUGH and ALAN E. STRASBAUGH (herein celled “Lessor”) and R. Howard Strasbaugh, Inc. (herein called “Lessee”).

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of San Luis Obispo State of California, commonly known as 825 Buckley Road, San Luis Obispo, California 93401 described as Industrial and office building complex located upon the certain real property more particularly described as follows:

Parcels 1 and 2 of Parcel Map CO 87-164 recorded in Book 45 at page 77 of Parcel Maps, San Luis Obispo County, California.

said real property including the land end all improvements thereon, is herein called “the Premises”.

3. Term.
3.1 Term. The term of this lease shall be for 15 Years commencing on May 1, 1990, and ending on April 30, 2005 unless sooner terminated pursuant to any provision hereof. (See Rider).

3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises in to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Lessee shall pay to Lessor as rent for the Premises equal monthly payments of $60,000.00, in advance, on the 1st day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $120,000.00 as rent for The First and Last Months rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United Slates to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing. (See Rider).

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $60,000.00 as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee falls to pay rent or other charges dye hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion or said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment or Interest other Increment for its use, to Lessee (or at Lessor’s option, to the last assignee. If any of Lessee’s interest hereunder) at the expiration of the term thereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security deposit.

6. Use.

6.1 Use. The Premises shall be used and occupied only for Optical Machinery Manufacturing and Head Corporate Offices and for no other purpose.

6.2 Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in its existing state, but without regard to the use for which Lessee will use me Premises, does not violate any applicable building code regulation or ordinance at the time that this Lease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor’s sole cost and expense, to rectify any such violation. In the event that Lessee does not give to Lessor written notice of the violation of this warranty within 1 year from the commencement of the term of this Lease. It shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Lessee.

(b) Except as provided in paragraph 6.2(a), Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will lend to create waste or a nuisance or , if there shall be more than one tenant in the building containing the Premises, shall lend to disturb such other benefit.

6.3 Condition of Premises. Except as provided in paragraph 6.2(a) Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee’s business.

Maintenance, Aspens end Alteration.

7.1 Lessee’s Obligations. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and nonstructural (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all plumbing, heating, air /conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior) foundations, ceilings, roofs (interior and exterior) floors, windows, doors. plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, broom clean, ordinary wear end tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee’s trade fixtures, furnishings and equipment pursuant to Paragraph 7.5(d), which repair shall include the patching and filling of holes and repair of structural damage.

7.3 Lessee’s Rights. If Lessee fails to perform Lessee’s obligations under this Paragraph 7, Lessor may at its option (but shall not be required to transfer upon the Premises, after ten (10) days’ prior written notice to Lessee, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 10% per annum shall become due and payable as additional rental to Lessor together with Lessees next Initial Installment.

7.4 Lessor’s Obligation. Except for the obligations of Lessor under Paragraph 6.2(a) (relating to Lessor’s warranty), Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation. In any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non-structural all which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the premises in good order, condition and repair.

7.5 Alterations and Additions.

(a) Lessee shall not, without Lessor’s prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $1,000 in cost. As used in this Paragraph 7.5 the term “Utility Installation” shall mean bus ducting, power panels, wiring, florescent fixtures, space healers, conduits, airconditioning equipment and plumbing. Lessor may require that Lessee remove any or all of said alterations, Improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, Improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

(b) Any alterations, Improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notice, of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, Improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the properly of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d). Lessee’s machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premise, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8. Insurance Indemnity.

8.1 Insuring Party. As used in this Paragraph 8, the term “Insuring Party” shall mean the party who has the elongation to obtain the Property Insurance required hereunder. The insuring party shall be designated in Paragraph 16.26 hereof. Whether the Insuring Party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all Insurance required hereunder. If Lessor is the insuring party Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor for the cost of the Insurance so obtained.

8.2 Liability Insurance. Lessee shall, at Lessee’s expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance Insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of, the Premises and all areas appurtenant thereto. Such Insurance shall be a combined single limit policy in an amount not less than $500.000. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. In the event that the Premises constitute a part of a larger property said insurance shall have a Lessor’s Protective Liability endorsement attached thereto. If Lessee shall fail to procure and maintain said insurance Lessor may, but shall not be required to procure and maintain the same, but at the expense of Lessee. Not more frequently than each 5 years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall increase said insurance coverage as required by Lessor. Provided, however that in no event shall the amount of the liability insurance increase be more than fifty percent greater than the amount thereof during the preceding live years of the term of this lease. However, the failure to Lessor to require any additional insurance coverage shall not be deemed to relieve Lessee from any obligations under this Lease.

8.3 Property Insurance.

(a) The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now but in no event less than the total amount of promissory notes secured by liens on the Premises against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. The insuring party shall, in addition, obtain and keep in force during the term of this Lease a policy of rental income insurance covering a period of six months, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee.

(b) If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance at such other building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(c) If the Lessor is the insuring party the Lessor will not insure Lessee’s fixtures, equipment or tenant improvements unless the tenant improvements have become a part of the Premises under paragraph 7, hereof. But if Lessee is the insuring party the Lessee shall insure its fixtures, equipment and tenant improvements.

(d) Not more frequently than each three years, if, in the opinion of Lessor, the amount of property insurance required hereunder is not adequate, the insuring party shall increase said insurance coverage as required by Lessor. However, such increase may be more frequent than each three years if required by the insurance carrier in order to maintain insurance for the full replacement value of the Premises.

8.4 Insurance Policies. Insurance required hereunder shall be in companies holdings “General Policyholders Rating” of B plus or better as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancellable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Lessor. If Lessee is the insuring party Lessee shall, within ten (10) days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forthwith upon Lessor’s demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance. If Lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

8.5 Waiver al Subrogation. Lessee and Lessor each hereby waive any and all rights of recovery against the other. or against the editors. employees, agents and representatives of the other. for loss of or damage to such waiving party or Its properly or the properly of others under Its control to the extent Mel such MSS or damage Is Insured against under any Insurance policy In force at the time of such loss or damages. The Insuring party shall, upon obtaining the policies of Insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation Is contained In this Lease

8.6 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnity and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

8.7 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee. Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9. Damage or Destruction.

9.1 Partial Damage—Insured. Subject to the provisions of Paragraph, 9.3 and 9.4, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained pursuant to Paragraph 8.3. Lessor shall at Lessor’s expense repair such damage but not Lessee’s fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph .5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the Lessee is the insuring party, and if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee shall contribute the required amount to Lessor within ten days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and affect. Lessee shall in no event have any right to reimbursement for any such amount so contributed.

9.2 ___[illegible]_________________________. Subject to the provisions of Paragraph 8.3 and 9.4, if at any time during the term hereof the Premises are damaged, except by negligent or willful act of Lessee (in which event Lessee shall make the repairs, at its expense) and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Paragraph 8.3, Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s intention to cancel an terminate this Lease as of the as of the date of the occurrence of such damage. In which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs a soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

9.3 Total Destruction. If at any time during the term hereof the Premises are totally destroyed from any cause whether or not covered by the insurance required to be maintained pursuant to Paragraph 8.3 (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such total destruction.

9.4 Damage Near End of Term. If the Premises are partially destroyed or damaged during the last six months of the term of this Lease, Lessor may at Lessor’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within 30 days after the date of occurrence of such damage.

9.5 Abatement of Rent; Lessee’s Remedies.

(a) If the Premises are partially destroyed or damaged and Lessor or Lessee repairs or restores them pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, provided, however, that the aggregate amount of abatement hereunder shall not exceed the total rent payable under Paragraph 4 for a period of six months. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligation shall accrue, Lessee may at Lessee’s option cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

9.6 Termination — Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9.7 Waiver. Lessee waives the provisions of California Civil Code Sections 1932(2) and 1933 (4) which relate to termination of leases when the thing leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

10.1 Payment of Lease. Lessee shall pay all real property taxes applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or alter the expiration of the term hereof, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the rate of 10% per annum.

10.2 Definition of “Real Property” Tax. As used herein, the term “real property tax” shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, or as against Lessor’s business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax the nature of which was previously included within the definition of real property tax.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the real properly taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.4 Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement selling forth the taxes applicable to Lessee’s property.

11. Utilities.

Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

12.2 Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3 No Release of Lessee. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.4 Attorney’s Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act that Lessee proposes to do then Lessee shall pay Lessor’s reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $250.00 for each such request.

13. Defaults; Remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee.

(c)  The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a Trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligations hereunder, and any of them, was materially false.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alternation of the Premises, reasonable attorney’s fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 10% per annum.

(b) Maintain Lessees right to possession in which case this lease shall continue in effect whether or not Lessee shall have abandoned the Premises in such event Lessor shall be entitled to enforce all of Lessor’s rights end remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws of judicial decisions of the State of California.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more then thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost, Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14 Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever ever occurs. If more than 10% of the floor area of the improvements on the Premises, or more than 25% of the land area of the Premises which is not occupied by any improvements, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the bolding situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee’s trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

~~15. Broker’s Fee. Upon execution of this Lease by both parties, Lessor shall pay to ________________________________ a license real estate broker, a fee as set forth in a separate agreement between Lessor and said broker, or in the event there is no separate agreement, the sum of $0 for brokerage services rendered by said broker to Lessor in this transaction. Lessor further agrees that if Lessee exercises any option granted herein or any option substantially similar thereto, either to extend the term of this Lease, to renew this Lease, to purchase said P remises or any part thereof and/or any adjacent property which Lessor may own or in which Lessor has an interest, or any other option granted herein, or if said broker is the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, then as to any of said transactions, Lessor shall pay said broker a fee in accordance with the schedule of said broker in effect at the time of execution of this Lease. Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, which such fee is due hereunder. Any transferee of Lessor’s interest in this Lease, by accepting an assignment of such interest, shall be deemed to have assumed Lessor’s obligation under this Paragraph `5. Said broker shall be a third party beneficiary of the provisions of this Paragraph.~~

16. General Provisions.

16.1 Estoppel Certificate..

(a) Lessee shall at any time upon not less than ten (10) days’ prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (iii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification excepts as may be represented by Lessor,(ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years’ financial statements of Lessee. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

16.2 Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest. Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter lo be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

16.3 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16,4 Interest on Past-due Obligations. Except as expressly herein provided, any amount due Lessor not paid when due shall bear interest at 10% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

16.5 Time of Essence. Time is of the essence.

16.6 Captions. Article and paragraph captions are not a part hereof.

16.7 Incorporation of Prior Agreement; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise staled in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act or the legal use of adaptability of the Premises and the compliance thereof to all applicable laws and regulations enforced during the term of this Lease except as otherwise specifically stated in this Lease.

16.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

16.9 Waiver. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor, consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge at such preceding breach at the time of acceptance of such rent.

16.10 Recording. Lessee shall not record this Lease without Lessor’s prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes.

16.11 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

16.12 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall wherever possible, be cumulative with all other remedies at law or in equity.

16.13 Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

16.14 Binding Effect Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 16.2. this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

16.15 Subordination.

(a) This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination Lessee’s right to quiet possession of the Premises shall not be disturbed it Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to _[illegible]_ this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall given written notice thereof to Lessee, this Lease shall be _[illegible]__ prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or group lease or the date of recording thereof.

________[illegible]____________________________ and _[illegible]_ to do so within ten (10) days after written demand, does hereby make, __[illegible]__ and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to do so.

16.16 Attorney’s Fees. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

16.17 Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to or prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Sale” signs, all without rebate of rent or liability to Lessee.

16.16 Signs and Auctions. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor’s prior written consent except that Lessee shall have the right, without the prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

l6.19 Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, of a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor or any or all of such subtenancies.

16.20 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duty authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

16.21 Consents. Wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

16.22 Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under Paragraphs 16.1 and 16.20 of this Lease.

16.23 Quiet Possession. Upon Lessee paying the fixed rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

16.24 Options. In the event that the Lessee, under the terms of this Lease, has any option to extend the term of this Lease, or any option to purchase the Premises or any right of first refusal to purchase the Premises or other property of Lessor, then each of such options and rights are personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any one other that Lessee except that it may be exercised by or assigned to any of the entities described in paragraph 12.2 hereof for whom Lessee does not need the consent of Lessor to assign this Lease. In the event that Lessee hereunder has any multiple options to extend this Lease a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

16.25 Multiple Tenant Building Rules and Regulations. In the event that the Premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulation, which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation at good order therein as well as for the convenience of other occupants and tenants of the building. Further, Lessee will promptly pay its prorata share, as reasonably determined by Lessor, of any maintenance or repair of such portion of the Premises or such portion of the property of which the Premises are a part which are common areas or used by Lassie and other occupants thereof. The violations of any such rules and regulations, or the failure to pay such prorata share of costs, shall be deemed a material breach of this Lease by Lessee.

16.26 Insuring Party. The insuring party under this lease shall be the Lessee.

16.27 Additional Provisions. If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.
The Rider attached hereto is made a part hereof.

The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

If this Lease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real able broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto.
Executed at San Luis Obispo, California	/s/ Larry H. Strasbaugh Larry H. Strasbaugh

on	By /s/ Alan E. Strasbaugh Alan E. Strasbaugh

Address 825 Buckley Road	By
San Luis Obispo, CA 93401
“LESSOR” (Corporate seal)

Executed at San Luis Obispo, California	R. HOWARD STRASBAUGH, INC.

on	By /s/ Larry H. Strasbaugh Larry H. Strasbaugh, President

Address 825 Buckley Road San Luis Obispo, CA 93401	By /s/ Alan E. Strasbaugh Alan E. Strasbaugh, Vice-President

“LESSEE” (Corporate seal)

RIDER

PARAGRAPHS 1 AND 2 BELOW ARE INCORPORATED IN AND MADE A PART OF THE FOREGOING LEASE.

1.
Every three years of this Lease, for the ensuing three-year period, commencing on the first day of the fourth year of the ‘term hereof, an adjustment shall be made whenever and in the same percentage (if any) that the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, has increased above the said Index for March, 1990. Said comparison shall be made using the Index for the month of March preceding each third year beginning with the fourth year of the term hereof. If for any reason there is a change of any kind in the calculator or formulation of the said Index, or if the said Index shall no longer be published, then another Index generally recognized as authoritative shall be substituted by agreement, and if the parties cannot agree, such substituted Index shall be selected by the Presiding Judge of the Superior Court of the State of California, in and for the County of San Luis Obispo, or if such Judge is unable to determine that a satisfactory substitute index exists, then such Judge shall determine the then increase of the cost of living over March, 1990; it being the intention of the parties that the base rental be increased in accordance with the cost of living.

2.
Lessee shall have two separate options to extend the term of this Lease at a rental to be determined as hereinafter provided, for two consecutive additional periods, as follows: (a) For the five-year period commencing May 1, 2005; and (b) for the five-year period commencing May 1, 2010, as extended by the exercise of the option designated (a) above; provided Lessee has exercised option (a) above.

Lessee may, provided it is not in default under any of the terms of this Lease, at the time of the commencement of the extension, exercise the option designated (a) above by notifying Lessor in writing at any time six months prior to the expiration of the initial term that it does so exercise said option, and may exercise the option designated (b) above provided it is not in default under any of the terms of this Lease and has theretofore exercised the option designated (a) above, by notifying Lessor in writing at any time six months prior to the expiration of the term as extended by the exercise of option designated (a) above that it does so exercise said option.

The rent for each of said five-year periods referred to above shall be fixed and arrived at as follows, and when so fixed shall be payable in equal monthly installments in advance on the first day of each and every calendar month of the respective five-year periods. The parties shall endeavor within the thirty days next following service of notice of exercise of option, to agree upon the rent for the particular five-year period; and should the parties fail to agree upon the rent for such period within thirty days, then the rent for such period shall be determined by arbitration based upon the fair market rental value for said premises then prevailing as follows: Lessee shall, within ten days next following said thirty day period appoint a qualified experienced representative and notify Lessor in writing of said appointment and the name and address of said representative so appointed by it, and Lessor shall also similarly, within the ten days next following the first mentioned ten-day period, appoint a qualified experienced representative, and notify Lessee in writing of said appointment and the name and address of said representative so appointed by Lessor. If the said representatives do not agree upon the then fair market rental value of the premises including land, building and equipment located thereon within thirty days next following the last mentioned ten-day period, then said representatives shall appoint a third qualified experienced representative within ten days next following the last mentioned thirty-day period; provided further that in the event they are unable to mutually agree upon a third representative within the aforementioned ten-day period, then the Lessor and Lessee shall immediately submit to the Court in the County in which the premises are located for a determination by said Court as to the appointment of the third representative. Promptly following the appointment of said third representative, this representative shall, within thirty days after such appointment, report in writing its opinion as to the then fair market rental value of the premises, including land, building and equipment, and if its opinion be the same as either of the representatives appointed by Lessor or Lessee, then the fair market rental value as determined by two of said three representatives shall be the fair market rental value of the real property including the land, building and equipment. If, however, said third representative’s determination does not coincide with that of either the Lessor’s or Lessee’s representative, then the average of the determinations of fair market rental value by the two closest representatives shall be deemed to be the rental for such option period. However, the rent for the first option period may be not less than for the original term herein, and the rent for the second option period may not be less than the rent for the first option period.

It is further agreed that except for determination of the monthly rental by the method set forth above, all other terms and provisions of this Lease which are applicable during the initial term shall be deemed applicable to the option periods. Lessor shall pay the cost of its representative, Lessee shall pay the cost of its representative, and Lessor and Lessee shall mutually share all costs incurred in selecting the third representative.

“LESSEE”	“LESSOR”
R. HOWARD STRASBAUGH, INC.	/s/ Larry H. Strasbaugh LARRY H. STRASBAUGH
By /s/ Larry H. Strasbaugh Larry H. Strasbaugh
President,	/s/ Alan E. Strasbaugh ALAN E. STRASBAUGH

By /s/ Alan E. Strasbaugh Alan E. Strasbaugh,
Vice President